Exhibit 10.3

FIRST AMENDMENT
TRIMAS CORPORATION
2006 LONG TERM EQUITY INCENTIVE PLAN

Pursuant to resolutions adopted by the Directors of TriMas Corporation (the “Corporation”), the TriMas Corporation 2006 Long Term Equity Incentive Plan (the “ Incentive Plan”) is hereby amended as follows:

1.             Section 4.8 — Restricted Stock Unit Bonus Deferral Awards.  The effective date for Section 4.8 of the Incentive Plan, entitled Restricted Stock Unit Bonus Deferral Awards, shall be January 1, 2008.

2.             Article VIII - Non-Employee Director Compensation.  The effective date for Article VIII of the Incentive Plan, entitled Non-Employee Director Compensation, shall be January 1, 2008.

THIS FIRST AMENDMENT to the Corporation’s 2006 Long Term Equity Incentive Plan is hereby executed on December 1, 2006.

TRIMAS CORPORATION

By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Its: Secretary and General Counsel